Exhibit 10.3




                            HVIDE MARINE INCORPORATED

                              ANNUAL INCENTIVE PLAN



                   Section 1.  Plan Establishment and Purpose
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1.1  Establishment. Hvide Marine Incorporated (the "Company"), a Florida
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corporation, hereby establishes an annual executive compensation program for selected executives, which shall be known as the Hvide Marine Incorporated Annual Incentive Plan (the "Plan").

1.2  Purpose.  The purpose of the Plan is to maximize the success and
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profitability of the Company by providing significant incentive opportunities to selected executives. It is also intended to assist in the attraction and retention of key members of management and to further link executive and Company interests and objectives.


                             Section 2.  Definitions
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2.1  Definitions.  Whenever used herein, the following terms shall have their
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respective meanings set forth below:

(a) "Administrator" means the Compensation Committee of the Board of Directors of Hvide Marine Incorporated.

(b)  "Company" means Hvide Marine Incorporated, and any subsidiaries.

(c) "Disability" has the same meaning as provided in the long-term disability plan maintained by the Company. In the event of a dispute, the determination of Disability shall be made by the Administrator. If, at any time during the period that this Plan is in operation, the Company does not maintain a long term disability plan, Disability shall mean a physical or mental condition which, in the judgment off the Administrator, permanently prevents a Participant from performing his usual duties for the Company or such other position or job which the Company makes available to him and for which the Participant is qualified by reason of his education, training and experience. In making its determination the Administrator may, but is not required to, rely on advice of a physician competent in the area to which such Disability relates. The Administrator

















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     may make the determination in its sole discretion and any decision of the
     Administrator will be binding on all parties.

(d) "Participant" means any individual designated to participate in the Plan pursuant to Subsection 4.1.

(e)  "Plan" means the Hvide Marine Incorporated Annual Incentive Plan.

(f)  "Plan Year" means the twelve-month period of January 1 to December 31.

(g) "Retirement" means the voluntary termination of a Participant who has attained age 65.

2.2  Gender and Number.  Except when otherwise indicated by the context, words
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in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


         Section 3.  Administration.  No Control and Nature of Interest
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3.1  Administration.  The Administrator shall have the exclusive responsibility
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for the general administration of the Plan according to the terms and provisions of the Plan and shall have all the powers necessary to accomplish these purposes; including but not by way of limitation, the right, power and authority:

(a)  To make rules and regulations for the administration of the Plan;

(b)  To construe all terms, provisions, conditions, and limitations of the Plan;

(c) To correct any defects, supply any omissions or reconcile any inconsistencies that may appear in the Plan in the manner and to the extent deemed expedient;

(d) To determine all controversies relating to the administration of the Plan, including but not limited to differences of opinion which may arise between the Company or the Administrator and the Participants;
































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(e)  To resolve any questions necessary to promote the uniform administration of the Plan;

3.2  Administrator's Discretion.  The Administrator, in exercising any power or
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authority granted under this Plan, or in making any determination under this
Plan, shall perform or refrain from performing those acts in his sole and absolute discretion and judgment. Any decision made by the Administrator, or any refraining to act or any act taken by the Administrator, in good faith shall be final and binding on all parties.

3.3  Liability and Indemnity of Administrator.  The Administrator shall not be
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liable for any act done or any determination made in good faith. The Company shall, to the fullest extent permitted by law, indemnify and hold the Administrator harmless from any and all claims, causes of action, damages and expenses (including reasonable attorneys' fees and expenses) incurred by the Administrator in connection with or otherwise related to his or her service in such capacity.

3.5  No Control and Nature of Interest.  The granting of rights to Participants
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under the provisions of the Plan represents only a contracted right to receive compensation. Accordingly, the Plan grants no right to, or interest in, either express or implied, any equity position or ownership in the Company.


                    Section 4.  Eligibility and Participation
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4.1  Eligibility and Participation. Participants in the Plan shall be
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recommended by the Chief Executive officer of the company and approved by the
Administrator from among those Executives of the Company who, in the opinion of the Chief Executive Officer of the Company and the Administrator, are in a position to contribute materially to the Company's continued growth and development and to its long term financial success.


                          Section 5.  Incentive Awards
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5.1  Setting Target Incentive. Annually, the Company's Chief Executive Officer
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will recommend to the Administrator a list of Participants and a Target
Incentive for each. The Target Incentive will be calculated as a percent of each Participant's base salary at the beginning of the Plan Year. Each Target Incentive will consist of up two components, namely:

                             -An Objective Goal, and



























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                              -A Discretionary Goal

The Objective Goal will equal two-thirds of the Target Incentive and the Discretionary Goal will equal one-third of the Target Incentive. The Administrator will review the recommendations, will approve, modify or reject each and will notify each Participant of his or her Target Incentive for the Plan Year and the components included in the Target Incentive. It is anticipated that the Target Incentive will be established and communicated to the Participant no later than the end of the first month of the Plan Year.

5.2  Objective Goal.  The Objective Goal will be based upon financial objectives
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relating to the performance of the Company as a whole, one division or component of the Company or a combination of the Company and division financial objectives. The Objective Goal may vary from year to year and for a given year, will be recommended by the Company's Chief Executive Officer and approved by the Administrator.

5.3  Discretionary Goal.  The Discretionary Goal will be based upon individual
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goals established and agreed upon between the Participant and his or her supervisor. The Board of Directors of the Company will set the Discretionary Goals for the Chief Executive Officer of the Company. Discretionary Goals may be financial or non-financial in nature. Achievement of all of the Discretionary Goals within the fiscal year should be possible but considerable effort should be required to do so.


                    Section 6.  Payment of Incentive Amounts
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6.1  Objective Goals.  At the end of each Plan Year, the Administrator will
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review the Company's financial performance and calculate the amount of Objective
Goal that has been earned by each Participant. Payment for achievement of Objective Goals will be based upon the following schedule:

 If financial performance measured as   The percent of the Objective Goal
  a percent of the Objective Goal is:   Incentive which will be paid is:
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 Below 80%                                             0%

 At least 80% but less than 85%                        50%

 At least 85% but less than 90%                       62.5%

 At least 90% but less than 95%                        75%





























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 At least 95% but less than 100%                      87.5%

 At least 100% but less than 105%                      100%

 At least 105% but less than 110%                      110%

 At least 110% but less than 115%                      120%

 At least 115% but less than 120%                      130%

 At least 120% but less than 125%                      140%

 125% or greater                                       150%

6.2  Discretionary Goals.  At the end of each Plan Year, the Administrator will
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review the Participant's performance compared to the Discretionary Goals and will determine the amount of payment which has been earned. If the Discretionary Goals are significantly exceeded, a Participant may earn in excess of 100% of the Discretionary Goal, but not more than 150% of the Discretionary Goal. If the Discretionary Goals are not achieved, or only partially achieved, the Participant can earn from 0% to 100% of the Discretionary Goals.

6.3. Payment and Timing.  All payments under the Plan will be made in cash.
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Payments will be made as soon as administratively feasible following the finalization of the Company's year-end financial statements.


                          Section 7.  Employment Events
                          -----------------------------

7.1  Termination of Employment.  In the event that the Participant terminates
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employment for any reason other than death, Disability or Retirement, prior to payment of all or a portion of the Target Incentive which has been earned, the unpaid portion, even if earned, shall be forfeited.

7.2  Death, Disability, Retirement.  In the event that the Participant
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terminates employment as a result of death, Disability or Retirement, the
Participant, or the estate of the Participant, will be entitled to a payment based upon the Objective Goals achieved and the Discretionary Goals achieved; but the payment will be reduced by one-twelfth for each full month, by which the Participant's death, Disability or Retirement preceds the end of the Plan Year.



































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                        Section 8.  Limitation of Rights
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8.1  Limitation of Rights.  Nothing in this Plan shall be construed:
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(a)  To give any Participant any right to be awarded a Target Incentive other than at the sole discretion of the Administrator;

(b) To limit in any way the right of the Company to terminate a Participant's employment with the Company at any time; or

(c) To evidence any agreement or understanding, expressed or implied, that the Company will employ a Participant in any particular capacity or for any particular remuneration.


                          Section 9.  Duration of Plan
                          ----------------------------

9.1  Duration of Plan.  The Plan shall remain in effect indefinitely, subject to
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the Company's right to terminate the Plan pursuant to Section 10 hereof.


          Section 10.  Amendment, Modification and Termination of Plan
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10.1 Amendment. Modification. and Termination of Plan. The Company may at any
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time terminate the Plan, and from time to time may amend or modify it, provided that no such action shall adversely affect any right or obligation with respect to any awards therefore granted.











































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                             Section 11.  Alienation
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11.1 Alienation.  No benefit provided by this Plan shall be transferable by the
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Participant except on the Participant's death, as provided in this Plan. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge. Any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan shall be void. No right or benefit under this Plan shall, in any manner, be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to the right or benefit. If any Participant becomes bankrupt or attempts to anticipate, alienate, assign, pledge, sell, encumber or charge any right or benefit under this Plan, then the right or benefit shall, in the discretion of the Administrator, cease. In that event, the Company may hold or apply the right or benefit, or any part of the right or benefit, for the benefit of the Participant, his or her spouse, children, or dependents, the beneficiary or any of them, in the manner or in the proportion that the Administrator shall deem proper, in his sole discretion, but is not required to do so.



                          Section 12.  Tax Withholding
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12.1 Tax Withholding.  Payments under the Plan shall be subject to applicable
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federal, state, and local tax withholding requirements.


                           Section 13.  Unfunded Plan
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13.1 Unfunded Plan.  The Plan shall be unfunded.  The Company shall not be
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required to segregate any assets that may be represented by an Incentive Amount;
the Company shall not be deemed to be a trustee of any amounts to be paid to a Participant. Any liability of the Company to pay any Participant with respect to an Incentive Amount shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan; and no such obligation shall be deemed to be secured by any pledge or encumbrance on any property of the Company. However, the Company has the discretion at any time to segregate such assets that may be represented by an Incentive Amount. The assets will at all times remain property of the Company. The Participants and their beneficiaries shall at all times be merely unsecured creditors of the Company.






























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                         Section 14.  Successor Company
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14.1 Successor Company.  In the event of a merger, consolidation, combination or
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reorganization involving the Company and any other entity or corporation, the
Administrator shall not agree to such merger, consolidation, combination or reorganization unless and until the succeeding or continuing business entity shall expressly assume the obligations of the Company under this Plan.


                           Section 15.  Governing Law
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15.1 Governing Law.  The Plan, and all agreements hereunder, shall be
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constructed in accordance with and governed by the laws of the State of Florida except to the extent superseded by federal law.


                           Section 16.  Effective Date
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16.1 Effective Date.  The plan shall become effective as of June 28, 1996.
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